EXHIBIT 5.1

June 25, 2014

Enzo Biochem, Inc.

527 Madison Avenue

New York, New York 10022

Re: Enzo Biochem, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 1,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of Enzo Biochem, Inc., a New York corporation (the “Company”), pursuant to the Enzo Biochem, Inc. Salary Reduction Profit Sharing Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Certificate of Incorporation, as amended to date; (iii) the Company’s Amended and Restated By-Laws; (iv) the Plan; and (v) the corporate proceedings relating to the registration of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based on the foregoing, we are of the opinion that the Shares that constitute original issuance shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the board of directors of the Company and such Shares have been delivered in accordance with the Plan.

We do not express any opinion herein concerning any law other than the New York Business Corporation Law.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP